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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the WebMD Corporation 2001 Employee Stock Option Plan, the Stock Option Agreement between WebMD Corporation and Marvin P. Rich, the Stock Option Agreement between WebMD Corporation and certain individuals and the Stock Option Agreement between WebMD Corporation and Wayne Gattinella of our reports dated February 28, 2002, with respect to the consolidated financial statements and schedule of WebMD Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP
                                             ----------------------------------
                                             ERNST & YOUNG LLP


New York, New York
May 13, 2002